EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated February 23, 1994 included (or incorporated by reference) in Circus Circus Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1994 into the Company's previously filed Form S-8 Registration Statements File Nos. 2-91950, 2-93578, 33-18278, 33-29014, 33-
39215, 33-56420 and 33-53303.




                                   ARTHUR ANDERSEN & CO.



Las Vegas, Nevada
April 28, 1994